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                                                                   EXHIBIT 2.1.7

                                    FORM OF

                             COBALT NETWORKS, INC.

                              AFFILIATE AGREEMENT

     This Affiliate Agreement (this "Agreement") is made and entered into as of _________, 2000, between Cobalt Networks, Inc., a Delaware corporation ("Parent") and the undersigned affiliate ("Affiliate") of Chili!Soft, Inc., a California corporation ("Company").

                                    RECITALS

     A. WHEREAS, Parent, Blue Tortilla Acquisition Corp., a California Corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Company entered into an Agreement and Plan of Reorganization dated as of March 22, 2000 ("Reorganization Agreement") pursuant to which Merger Sub will merge with and into Company ("Merger"), and Company as the surviving corporation of the Merger will become a subsidiary of Parent (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement);

     B. WHEREAS, pursuant to the Merger, at the Effective Time outstanding shares of Company Capital Stock, including any such shares owned by Affiliate, will be converted into the right to receive shares of Common Stock of Parent;

     C. WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement;

     D. WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Company, as the term "affiliate" is used in Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Company.

     NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

     1.  Acknowledgments by Affiliate. Affiliate acknowledges and understands
         ----------------------------
that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, Company, and their respective affiliates, counsel and accounting firms. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with his or her professional advisors.

     2.  Beneficial Ownership of Company Capital Stock.  The Affiliate is the
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sole record and beneficial owner of the number of shares of Company Capital
Stock set forth next to its name on Appendix A attached hereto (the "Shares"). The Shares are not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind. The
Affiliate has the sole right to transfer such Shares; provided, however, that prior to the transfer of such Shares (i) Affiliate must provide written notice to Parent and (ii) the recipient of the Shares
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must agree to be bound by the terms of this Agreement. The Shares constitute all shares of Company Capital Stock owned, beneficially or of record, by the Affiliate. The Shares are not subject to preemptive rights created by any agreement to which the Affiliate is party. The Affiliate has not engaged in any sale or other transfer of the Shares in contemplation of the Merger. All shares of Company Capital Stock acquired by Affiliate subsequent to the date hereof shall be subject to the provisions of this Agreement as if held by Affiliate as of the date hereof.

     3.  Compliance with Rule 145 and the Securities Act.
         -----------------------------------------------

         (a) Affiliate has been advised that the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected either pursuant to (i) Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"), in which case the resale of such shares will be subject to restrictions set forth in Rule 145 under the Securities Act (which will not apply if such shares are otherwise transferred pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration), (ii) an exemption from registration under Section 4(2) of the Securities Act, in which case such shares may be resold only pursuant to the registration of the Shares under the Securities Act (as contemplated by Section
6.12 of the Reorganization Agreement) or pursuant to Rule 144 and Rule 145 under the Securities Act, as the case may be, including the holding period of Rule 144 or (iii) another applicable exemption from the registration requirements of the Securities Act. With respect to Rule 145, Affiliate may be deemed to be an affiliate of the Company in connection with those transactions. Nothing in this agreement is intended to state or imply that Affiliate is or is not an affiliate of Parent or will or will not become an affiliate of Parent. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, or (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, or (iii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

         (b) Parent shall give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate pursuant to the Arrangement and there shall be placed on the certificates representing such Common Stock, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED."

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The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 or sold pursuant to an effective registration statement (in which case, the substitute certificate shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

     4.  Termination.  This Agreement shall be terminated and shall be of no
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further force and effect in the event the termination of the Reorganization
Agreement pursuant to Article IX of the Reorganization Agreement.

     5.  Miscellaneous.  For the convenience of the parties hereto, this
         -------------
Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

     This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of law provisions thereof.

     If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

     Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

     This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

     Notwithstanding any other provision contained herein, this Agreement and all obligations of and restrictions imposed on Affiliate hereunder shall terminate and be of no further force or effect, upon the termination of the Reorganization Agreement.


                  [Remainder of Page Left Blank Intentionally]

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$$NOFOLIO


     IN WITNESS WHEREOF, the parties have executed this Affiliate Agreement effective as of the date first written above.


                                    COBALT NETWORKS, INC.



                                    By:_________________________________________
                                       Stephen W. DeWitt
                                       Chief Executive Officer and President

                                    AFFILIATE

                                    By:_________________________________________

                                    Name of Affiliate:__________________________

                                    Name of Signatory (if different from name of

                                    Affiliate):_________________________________

                                    Title of Signatory
                                    (if applicable):____________________________

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                                   APPENDIX A
                                   ----------



Affiliate:____________________________________________________________________

Total Number of shares of Company
Common Stock owned on the date hereof:________________________________________

Total Number of shares of Company
Series A Preferred Stock owned on the date hereof:____________________________

Total Number of shares of Company
Series B Preferred Stock owned on the date hereof:____________________________

Total Number of options to purchase Company Common Stock and warrants to purchase Company Capital Stock owned on the date hereof (including the dates of grant, vesting, exercise prices and expiration dates):

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________